UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2021

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

First-Priority Senior Secured Notes

General

On July 29, 2021 (the “Closing Date”), The ADT Security Corporation, a Delaware corporation (the “Issuer”) and Prime Security Services Borrower, LLC, a Delaware limited liability company (“Prime Borrower”), each a wholly owned indirect subsidiary of ADT Inc. (the “Company”), successfully completed the previously announced offering (the “Offering”) of $1.0 billion aggregate principal amount of 4.125% first-priority senior secured notes due 2029 (the “Notes”).

The Issuer expects to use the proceeds from the Offering, along with cash on hand, to (i) redeem all of the $1.0 billion outstanding aggregate principal amount of the 3.500% Senior Notes due 2022 (the “2022 Notes”) of the Issuer, and (ii) pay related fees and expenses in connection with the transactions.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent an effective registration statement or an applicable exemption from registration requirements or a transaction not subject to the registration requirements of the Securities Act or any state securities laws.

On the Closing Date, the Issuer, Prime Borrower and certain subsidiaries of Prime Borrower (the “Guarantors”) entered into an Indenture relating to the Notes, dated as of the Closing Date, by and among the Issuer, Prime Borrower, the Guarantors, as guarantors, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Indenture”). The Issuer’s obligations under the Notes and the Indenture are guaranteed, jointly and severally, on a senior secured first-priority basis, by Prime Borrower and each of Prime Borrower’s existing domestic subsidiaries that guarantees its Eleventh Amended and Restated First Lien Credit Agreement, dated as of July 1, 2015 (as amended, restated, supplemented or otherwise modified from time to time) and by each of its future domestic subsidiaries that guarantees certain of its debt. The Notes and the related guarantees are secured by first-priority security interests in substantially all of the tangible and intangible assets owned by the Issuer, Prime Borrower and the Guarantors, subject to certain permitted liens and exceptions as further described in the Indenture and the related security documents.

Maturity and Interest Payments

The Notes will mature on August 1, 2029. Interest on the Notes will accrue at 4.125% per annum and will be paid semi-annually, in arrears on February 1 and August 1 of each year, beginning February 1, 2022.

Redemption

On or after August 1, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed. In addition, prior to August 1, 2028, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed and (ii) as determined by a quotation agent and delivered to the Trustee in writing, the sum of the present values of the aggregate principal amount of the Notes to be redeemed and the remaining scheduled payments of interest thereon due on any date after the redemption date to and including August 1, 2028 discounted at an adjusted treasury rate plus 50 basis points.

Certain Covenants

The Indenture contains covenants that limit the ability of the Issuer, Prime Borrower and its restricted subsidiaries to, among other things: (i) incur certain liens; (ii) enter into sale leaseback transactions; and (iii) consolidate, merge or sell all or substantially all of its assets.

These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control events, the Issuer may be required to redeem the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date. The Indenture also provides for customary events of default.

The foregoing description of the Indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Indenture, a copy of which is filed as Exhibit 4.1 and which is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2021, the Compensation Committee of the Board of Directors of the Company (the “Committee”) approved an Annual Incentive Plan (the “Incentive Plan”), which is consistent with and formalizes the administration of the Company’s current annual incentive program. The purpose of the Incentive Plan is to promote the interests of the Company by (i) aiding in the recruitment and retention of employees, (ii) providing performance-related incentives to such employees, and (iii) promoting the growth and success of the Company’s business by aligning the financial interests of employees with that of the stockholders of the Company. Under the Incentive Plan, each year, the administrator may select eligible employees, including our executive officers, who will participate in the Incentive Plan and will establish a bonus target for each participant representing the bonus amount the participant will receive if the performance measures for a given performance cycle are achieved. The Incentive Plan will be administered by the Committee with respect to participants who are executive officers of the Company and by the Chief Executive Officer of the Company (or officer or committee of the Company designated by the Chief Executive Officer) with respect to participants who are not executive officers of the Company. Bonus amounts will be paid in cash and, generally, will be paid no later than the 15th day of the third month following the end of the Company’s fiscal year in which the relevant performance cycle ends.

The foregoing description of the Incentive Plan, does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Incentive Plan, a copy of which is filed as Exhibit 10.1 and which is incorporated by reference herein.

Item 7.01. Regulation FD.

A.	2022 Notes Redemption

On the Closing Date, the Issuer delivered a Notice of Redemption (the “Redemption Notice”) with respect to all of the outstanding 2022 Notes. The Redemption Notice was issued pursuant to the terms of the Indenture, dated as of July 5, 2012, as amended and supplemented through the date hereof (the “2022 Notes Indenture”), between the Issuer, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Consequently, the Issuer will redeem all of the outstanding 2022 Notes on August 28, 2021 (the “Redemption Date”) at a redemption price (the “Redemption Price”) calculated pursuant to the 2022 Notes Indenture, plus the accrued and unpaid interest on the 2022 Notes so redeemed (the “Redemption”). The Issuer shall calculate the final Redemption Price prior to the Redemption Date in accordance with the provisions of the 2022 Notes Indenture. Because the Redemption Date is not a business day, payment of the Redemption Price will be made on August 30, 2021.

The information in this Item 7.01 is furnished solely pursuant to Item 7.01 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act, if such subsequent filing specifically references this Form 8-K.

B.	Closing of the Offering

On the Closing Date, the Issuer issued a press release announcing the closing of the Offering and the Redemption. A copy of this press release is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	First-Priority Senior Secured Notes Indenture, dated as of July 29, 2021, by and among The ADT Security Corporation, Prime Security Services Borrower, LLC, the guarantors party thereto, and Wells Fargo Bank, National Association, as trustee and collateral agent.

10.1	ADT Inc. Annual Incentive Plan

99.1	Press Release, dated July 29, 2021, announcing Closing of First-Priority Senior Secured Notes.

104	Cover page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 29, 2021	ADT Inc.

	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	Chief Financial Officer and President, Corporate Development